EXHIBIT 12.1

                                                                       COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                                                      (DOLLARS IN MILLIONS)
                                                                                    YEARS ENDED DECEMBER 31,
                                                                -------------------------------------------------------------------
                                                                   1997         1998          1999           2000           2001
                                                                ----------  -----------   ------------   ------------  ------------

EARNINGS:
     Pre-Tax income from continuing operations                  $     (122) $        (3)  $         46   $         23  $        (70)
     Plus fixed charges                                                 64           73             84             65            60
     Plus amortization of capitalized interest                           0            0              1              1             2
     Less interest capitalized                                           0            0              1              1             1
                                                                ----------  -----------   ------------   ------------  ------------
TOTAL EARNINGS, BEFORE FIXED CHARGE                             $      (58) $        70   $        130   $         98  $         (9)
                                                                ----------  -----------   ------------   ------------  ------------
FIXED CHARGES:
     Interest expensed and capitalized                          $       64  $        73   $         84   $         75  $         60
                                                                ----------  -----------   ------------   ------------  ------------
TOTAL FIXED CHARGES                                             $       64  $        73   $         84   $         75  $         60
                                                                ==========  ===========   ============   ============  ============
Ratio of earnings to fixed charges                                      --         0.96           1.55           1.31            --
Earnings to fixed charges deficiency                            $      122  $         3             --             --  $         69
